UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 22, 2009

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan

On April 22, 2009, Cash America International, Inc. (the “Company”) held its annual meeting of shareholders (the “2009 Annual Meeting of Shareholders”), at which the shareholders of the Company approved the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan (the “Amended and Restated LTIP”). In April 2004, the shareholders of the Company approved the Cash America International, Inc. 2004 Long-Term Incentive Plan (the “LTIP”), and, subject to shareholder approval, the Board of Directors of the Company approved the Amended and Restated LTIP in March 2009. The Amended and Restated LTIP was amended and restated to, among other things, provide for performance units that may be denominated in cash and incorporate amendments made to the LTIP in 2008 to implement the recently effective provisions of Section 409A of the Internal Revenue Code of 1986, as amended, applicable to certain deferred compensation.

The Amended and Restated LTIP will be administered by the Management Development and Compensation Committee of the Board of Directors the (“Committee”). The Committee will be authorized to grant awards in the form of stock options, stock appreciation rights, performance shares, performance units, restricted stock and restricted stock units. In addition, the Committee will have the authority to grant other stock-based awards in the form of common stock or units, the value of which is based in whole or in part on the value of the common stock. The Committee will select grantees from among the employees, officers, directors and consultants of the Company and its subsidiaries. The Amended and Restated LTIP provides that each outside director (as defined in the Amended and Restated LTIP) will automatically be granted restricted stock units for shares of the Company’s common stock on the date of the Company’s annual meeting of shareholders, with a dollar value to be determined by the Board of Directors not to exceed $100,000 per year. Under the Amended and Restated LTIP, each outside director may elect, on an annual basis, to have the payment of all or part of their annual retainer, meeting fees and committee meeting fees deferred in the form of common stock into a Rabbi trust. The Amended and Restated LTIP will expire on April 21, 2014 unless terminated earlier by the Board of Directors.

The approval by shareholders of the Amended and Restated LTIP at the 2009 Annual Meeting of Shareholders also constituted approval of the 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (the “Net Holdings Plan”), a sub-plan under the LTIP. The Net Holdings Plan was previously approved by the Board of Directors of the Company, subject to shareholder approval of the Amended and Restated LTIP, and became effective as of October 31, 2008 with a termination date of December 31, 2014. All full-time administrative or management employees of CashNetUSA or its subsidiaries and affiliates are eligible to participate in the Net Holdings Plan, which will be administered by the Committee. Under the Net Holdings Plan, the Committee may award a total of up to 1,000,000 units, which shall be valued as specified in the Net Holdings Plan. No units may be awarded after July 31, 2011. Units will vest in increments of 33 1/3% on each of the first three anniversaries of the grant date of the award, or will fully vest upon a “change in control” (as set forth in the plan) and will be paid in accordance with the Net Holdings Plan. Any shares granted under the Net Holdings Plan will reduce the awards that may otherwise be made under the Amended and Restated LTIP.

Shares Authorized for Issuance under the Amended and Restated LTIP

At the Company’s 2009 Annual Meeting of Shareholders the shareholders also approved an amendment to the Amended and Restated LTIP to increase the number of shares authorized for issuance by an additional 1,850,000 shares of common stock, which brings the number of shares authorized for issuance under the Amended and Restated LTIP to 2,700,000 (the “Share Increase Amendment”). The aggregate number of shares available for issuance upon approval of the Share Increase Amendment at the 2009 Annual Meeting of Shareholders was 2,194,562. Immediately following the 2009 Annual Meeting of Shareholders, grants of restricted stock units were made to each of the Company’s directors, other than Daniel Feehan, the Company’s Chief Executive Officer and President, in the amount of $60,000 for an aggregate of 19,222 shares of common stock, which reduced the shares available under the Amended and Restated LTIP. The number of shares authorized and available for issuance under the Amended and Restated LTIP will be adjusted in the event of a stock split, stock dividend, recapitalization, reorganization or similar action.

The foregoing description of the Amended and Restated LTIP, as amended by the Share Increase Amendment, and the Net Holdings Plan is qualified in its entirety by reference to the full text of each plan, which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit	Description

10.1	Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended

10.2	Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: April 28, 2009	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended

10.2	Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC